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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1), and related Prospectus of Pittsburgh Home Capital Trust I for the registration of up to 1,150,000 shares of its ____% Cumulative Trust Preferred Securities and to the use of our report dated October 29, 1997, with respect to the financial statements of Pittsburgh Home Financial Corp. included in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission.




                                        Ernst & Young LLP

Pittsburgh, Pennsylvania
December 22, 1997